Exhibit 10.1

[EXECUTION VERSION]

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of October 30, 2009, by and among Monotype Imaging Inc., a Delaware corporation (“Administrative Borrower”), the lenders listed on the signatory pages hereof (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as administrative agent (“Agent”).

WITNESSETH:

WHEREAS, Monotype Imaging Holdings Inc., a Delaware corporation (“Parent”), Administrative Borrower, Imaging Holdings Corp., a Delaware Corporation (“Imaging Holdings”), International Typeface Corporation, a New York corporation (“Typeface” and, together with Imaging Holdings and the Administrative Borrower, the “Borrowers”), the Lenders, certain other financial institutions party thereto as lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 30, 2007 (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, Parent, Agent and the Lenders wish to amend the Credit Agreement as herein provided, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2. Amendments to the Credit Agreement.

2.01 Section 4.4 (Jurisdiction of Organization, Location of Chief Executive Office, Organizational Identification Number, Commercial Tort Claims) of the Credit Agreement is hereby amended by restating clause (a), clause (b) and clause (c) thereof as follows:

“(a) The jurisdiction of organization of Parent, Borrowers and each of their respective Subsidiaries is set forth on Schedule 4.4(a) (which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16).

(b) The chief executive office of Parent, Borrowers and each of their respective Subsidiaries is located at the address indicated on Schedule 4.4(b) (as such Schedule may be updated pursuant to Section 5.9 and as such Schedule may be amended by Administrative Borrower from time to time without such prior written notice as otherwise required pursuant to Section 5.9 solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16).

(c) Parent’s, Borrowers’ and each of their respective Subsidiaries’ organizational identification number, if any, are identified on Schedule 4.4(c) (which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16).”

2.02 Section 4.5 (Due Organization and Qualification; Subsidiaries) of the Credit Agreement is hereby amended by:

(a) deleting the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new classes of capital Stock of Parent and new Subsidiaries formed in accordance with Section 5.16)” where such parenthetical appears in the first sentence and second sentence of clause (b) of such Section, and inserting in lieu thereof in each instance the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new classes of capital Stock of Parent and new Subsidiaries formed or acquired in accordance with Section 5.16)”; and

(b) deleting the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed in accordance with Section 5.16)” where such parenthetical appears in the first sentence of clause (c) of such Section and inserting in lieu thereof the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16)”.

2.03 Section 4.10 (Employee Compliance) of the Credit Agreement is hereby amended by inserting the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16)” after “Schedule 4.10(d)” in clause (d) thereof.

2.04 Section 4.14 (Deposit Accounts and Securities Accounts) of the Credit Agreement is hereby amended by inserting the parenthetical “(which Administrative Borrower may amend from time to time solely to reflect new Subsidiaries formed or acquired in accordance with Section 5.16)” after the phrase “Set forth on Schedule 4.14” in the first sentence of such Section.

2.05 Section 5.9 (Location of Inventory and Equipment) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

“5.9. Location of Inventory and Equipment. Keep Parent’s, Borrowers’ and their respective Subsidiaries’ Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.3 and their chief executive offices only at the locations identified on Schedule 4.4(b); provided, however, that Administrative Borrower may amend Schedule 4.3 and Schedule 4.4(b) so long as such amendment occurs by written notice to Agent not less than ten (10) Business Days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, and so long as at the time such Inventory or Equipment is moved to such new location or such chief executive office is relocated, the applicable Loan Party or, subject to Section 5.16, First-Tier Foreign Subsidiary, provides the Agent with a Collateral Access Agreement for each such location at which in excess of $500,000 of Collateral is located; provided further, however, that copies of the books and records of each Loan Party and, subject to Section 5.16, each First-Tier Foreign Subsidiary, shall in all cases be kept at a location subject to a Collateral Access Agreement.”

2.06 Section 5.12 (Existence) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

“5.12. Existence. Except to the extent a transaction is otherwise permitted under Section 6.3(a), at all times preserve and keep in full force and effect Parent’s, each Borrower’s and each of their respective Subsidiaries’ valid existence and good standing, and any rights, franchises, permits, licenses, authorizations, approvals, entitlements and accreditation material to their businesses.”

2.07 Section 5.15 (Control Agreements) of the Credit Agreement is hereby amended by deleting the parenthetical “(subject to the proviso contained in Section 6.11)” and inserting in lieu thereof the parenthetical “(to the extent required by Section 6.11)”.

2.08 Section 5.16 (Formation of Subsidiaries) of the Credit Agreement is hereby amended by:

(a) inserting the text “, 4.10(d)” immediately following “4.5(c)” in clause (c) thereof; and

(b) deleting “$500,000” in clause (c) thereof and substituting therefor “$100,000”.

2.09 Section 6.1 (Indebtedness) of the Credit Agreement is hereby amended by:

(a) deleting the word “and” appearing after the “,” in clause (e) thereof;

(b) deleting the “.” appearing at the end of clause (f) thereof and inserting “, and” in lieu therefor; and

(c) inserting the following new clause (g) in the proper alphabetical order of such section

“(g) unsecured subordinated Indebtedness represented by seller notes in connection with a Permitted Acquisition; provided, that such Indebtedness (i) shall be subordinated to the Obligations in a manner satisfactory to the Administrative Agent in its Permitted Discretion and (ii) shall not at any point in time exceed $5,000,000 in the aggregate for all such Indebtedness from and after the Second Amendment Effective Date.”

2.10 Section 6.3 (Restrictions on Fundamental Changes) of the Credit Agreement is hereby amended by restating clause (a) of such Section in its entirety as follows:

“(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock; provided, however, that (i) any Loan Party may merge with and into any other Loan Party, provided, that any Borrower shall not be merged with and into a Loan Party that is not a Borrower, (ii) any Foreign Subsidiary may merge with and into any First-Tier Foreign Subsidiary; provided, that such First-Tier Foreign Subsidiary shall be the surviving Person and (iii) any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary may merge with and into any other Foreign Subsidiary.”

2.11 Section 6.11 (Investments) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

“6.11. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent liabilities) for or in connection with any Investment; provided, however, that

(a) the Parent, Borrowers and their respective Subsidiaries (other than the First-Tier Foreign Subsidiaries that are not Loan Parties) shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $250,000 at any one time, and

(b) the First-Tier Foreign Subsidiaries (other than the First-Tier Foreign Subsidiaries that are Loan Parties) shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount (excluding Permitted Investments held in Deposit Accounts, in accordance with the second proviso of this Section 6.11(b), solely for the purpose of making Permitted Acquisitions) in excess of $5,000,000 (or such greater amount not to exceed $7,000,000 as approved by the Agent in its Permitted Discretion) at any one time; provided, that the Japanese Subsidiary may have such greater amount in Deposit Accounts and Securities Accounts not in excess of $15,000,000 in the aggregate at any one time so long as every ten (10) Business Days, amounts in Deposit Accounts and Securities Accounts of all such First-Tier Foreign Subsidiaries, to the extent in excess of an aggregate amount of $5,000,000, are transferred to a Deposit Account or Securities Account subject to a Control Agreement; provided further, that First-Tier Foreign Subsidiaries may have Permitted Investments in Deposit Accounts (other than in the Cash Management Accounts) in an aggregate amount not in excess of $15,000,000 at any one time solely for the purpose of making Permitted Acquisitions so long as every five (5) Business Days, such Permitted Investments are either (i) used to consummate a Permitted Acquisition or (ii) transferred to a Deposit Account or Securities Account subject to a Control Agreement;

unless, in the case of each of clauses (a) and (b), Parent, the applicable Borrower or the applicable Subsidiary, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing provisos, Parent and Borrowers shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.”

2.12 Section 6 (Negative Covenants) of the Credit Agreement is hereby further amended by inserting the following new Section 6.17 (Required Availability) in the proper numerical order of such Section:

“6.17. Required Availability. Have less than Required Availability at any time, as set forth in monthly Compliance Certificates delivered to the Agent in accordance with Section 5.3.”

Section 3. Amendments to Schedule 1.1 (Definitions) of the Credit Agreement.

3.01 The definition of “Adjusted EBITDA” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““Adjusted EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss) plus the following, to the extent the respective amounts described in clauses (i)—(vii) reduced such consolidated net earnings (or loss) for such fiscal period: (i) net interest expense, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) stock-based compensation expense, (vi) Restructuring, Issuance, and Cash Non-Operating Costs and (vii) other expenses or losses which do not represent a cash item (excluding any such non-cash item to the extent it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), minus cash non-operating gains to the extent such amount increased consolidated net earnings for such period, minus other non-cash gains to the extent such amount increased consolidated net earnings for such fiscal period (excluding any such non-cash item to the extent it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), in each case, for such period and determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Adjusted EBITDA, transaction costs in connection with a Permitted Acquisition shall be determined without giving effect to the Financial Accounting Standards Board’s Statement No. 141R.”

3.02 The definition of “Base Rate Margin” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““Base Rate Margin” means 2.25 percentage points.”

3.03 The definition of “Change of Control” in Schedule 1.1 is hereby amended by:

(a) deleting the percentage “10%” in clause (a) thereof and replacing in lieu thereof the percentage “30%”; and

(b) restating clause (b) thereof in its entirety as follows:

“(b) a majority of the members of the Board of Directors of Parent or any Borrower do not constitute Continuing Directors,”

3.04 The definition of “Excess Cash Flow” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““Excess Cash Flow” means, as of the date any determination thereof is to be made, the result of (a) Adjusted EBITDA for the immediately preceding fiscal year (provided, that, for the period from the Closing Date through December 31, 2007, such amount shall be Adjusted EBITDA for such period), less (b) the sum, without duplication, of (i) total interest payments (to the extent paid in cash) on any Indebtedness of the Borrowers permitted under the Agreement (to the extent that such payments are permitted to be made under the Agreement) during such period, (ii) principal payments (to the extent paid in cash) on any Indebtedness of Borrowers permitted under the Agreement (to the extent that such payments are permitted to be made under the Agreement) during such period (but, in the case of revolving loans, only to the extent that the Revolver Commitment with respect thereto is permanently reduced by the amount of such payments), (iii) Capital Expenditures made in cash during such period (to the extent that such Capital Expenditures are permitted to be made under the Agreement), (iv) payment of Taxes made in cash during such period, and (v) payments made in cash to fund Permitted Discrete Asset Acquisitions, Permitted Acquisitions or other acquisitions by any Borrower of all or substantially all of the assets or all of the Stock of any Person during such period (to the extent that such acquisitions are permitted to be made under the Agreement); provided, however, that the Second Amendment Prepayment shall not be deducted from Adjusted EBITDA in either of clauses (b)(i) or (b)(ii) above in determining Excess Cash Flow.”

3.05 The definition of “LIBOR Rate Margin” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““LIBOR Rate Margin” means 3.75 percentage points.”

3.06 The definition of “Permitted Acquisition” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““Permitted Acquisition” means an acquisition by any Loan Party or any First-Tier Foreign Subsidiary of all or substantially all of the assets or all of the Stock of any Person which satisfies each of the following conditions:

(1)	any Indebtedness or Liens assumed or issued in connection with such acquisition are otherwise permitted under Section 6.1 or 6.2 as the case may be;

(2)	at the time of such acquisition, no Default and no Event of Default exists or would exist upon the consummation thereof, both on an actual and a pro forma basis;

(3)	Parent or Administrative Borrower shall have provided Agent and the Lenders with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent and its Subsidiaries, on a consolidated basis (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period), to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed acquisition (adjusted to eliminate expense items that would not have been incurred and to include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and Agent), Parent and its Subsidiaries, on a consolidated basis, would have been in compliance with all financial covenants set forth in Section 6.15 and the covenant set forth in Section 6.17 for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed acquisition, together with copies of all such historical financial statements of the Person or Person whose assets are being acquired;

(4)	Such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Stock or assets are proposed to be acquired;

(5)	Parent and Administrative Borrower shall have updated the schedules hereto and to each of the other Loan Documents (to the extent permitted by the terms hereof and thereof) as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

(6)	Administrative Borrower shall have delivered (a) projections for the Person whose Stock or assets are proposed to be acquired and (b) updated pro forma Projections for Parent and its Subsidiaries evidencing compliance on a pro forma basis (in the manner contemplated by clause (3) above) with Section 6.15 and Section 6.17 for the 12 months following the date of such acquisition (on a month-by-month basis), in each case in form and content reasonably acceptable to Agent;

(7)	The acquisition shall be related to the business of Borrowers as currently conducted;

(8)	with respect to any fiscal year, the purchase price of such acquisition, together with all other acquisitions that were Permitted Acquisitions and consummated in such fiscal year, shall not exceed an aggregate amount of $15,000,000 during such fiscal year;

(9)	Borrowers shall have Required Availability both immediately prior to and immediately after giving effect to such acquisition;

(10)	the Person so acquired shall have TTM EBITDA (including pro forma adjustments arising out of events which are directly attributable to the Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the staff of the SEC) of no less than $0.01 measured as of the date of such acquisition; and

(11)	Agent shall be satisfied that all acts necessary to prefect the Agent’s Liens in the assets or Stock being purchased in connection with such acquisition have been taken.

(12)	In the case of a First-Tier Foreign Subsidiary acquiring all of the Stock of a Person, such Person shall, immediately following such acquisition, be merged with and into such First-Tier Foreign Subsidiary with such First-Tier Foreign Subsidiary being the surviving entity.”

3.07 The definition of “Permitted Investment” in Schedule 1.1 is hereby amended by:

(a) restating clause (f) thereof in its entirety as follows:

“(f) Investments by the Loan Parties in (i) other Loan Parties, (ii) the Foreign Subsidiaries in an aggregate amount during any fiscal quarter period not in excess of $400,000 and (iii) the First-Tier Foreign Subsidiaries in an aggregate amount during any fiscal year not in excess of $15,000,000 for the purpose of funding Permitted Acquisitions; provided that in each case (1) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such Investment, and (2) the Borrowers shall have Required Availability, both before and immediately after giving effect to any such Investment,”

(b) restating clause (g) thereof in its entirety as follows:

“(g) Permitted Acquisitions, and”

(c) inserting the following new clause (h) in the proper alphabetical order of such definition:

“(h) Permitted Discrete Asset Acquisitions.”

3.08 The definition of “Required Availability” in Schedule 1.1 is hereby amended by restating such definition in its entirety as follows:

““Required Availability” means that the sum of (a) Excess Availability plus (b) Qualified Cash exceeds (i) $10,000,000 as of the Closing Date and (ii) $20,000,000 at all times from and after the Second Amendment Date.”

3.09 Schedule 1.1 is hereby further amended by adding the following definition of “First-Tier Foreign Subsidiary” in the proper alphabetical order of such Schedule:

““First-Tier Foreign Subsidiary” means the German Subsidiary, the Hong Kong Subsidiary, the Japanese Subsidiary, the UK Subsidiary and any other Foreign Subsidiary formed or acquired in compliance with Section 5.16.”

3.10 Schedule 1.1 is hereby further amended by adding the following definition of “Permitted Discrete Asset Acquisition” in the proper alphabetical order of such Schedule:

““Permitted Discrete Asset Acquisition” means an acquisition by any Loan Party of certain, but not substantially all, non-operational assets of any Person (including, without limitation, font libraries), which satisfies each of the following conditions:

(i)	any Indebtedness or Liens assumed or issued in connection with such acquisition are otherwise permitted under Section 6.1 or 6.2, as the case may be;

(ii)	at the time of such acquisition, no Default and no Event of Default exists, or would exist upon the consummation thereof, both on an actual and a pro forma basis;

(iii)	Parent and Administrative Borrower shall have updated the schedules hereto and to each of the other Loan Documents (to the extent permitted by the terms hereof and thereof), as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

(iv)	the acquisition shall be related to the business of the Borrowers as currently conducted;

(v)	the purchase price for a single such acquisition shall not exceed $1,500,000 individually, and the purchase price for all such acquisitions shall not exceed $3,000,000, in the aggregate from and after the Second Amendment Effective Date;

(vi)	Borrowers shall have Required Availability both immediately prior to and immediately after giving effect to such acquisition; and

(vii)	Agent shall be satisfied that all acts necessary to perfect Agent’s Liens in the assets being purchased in connection with such acquisition have been taken.”

3.11 Schedule 1.1 is hereby further amended by adding the following definition of “Restructuring, Issuance, and Cash Non-Operating Costs” in the proper alphabetical order of such Schedule:

“Restructuring, Issuance, and Cash Non-Operating Costs” means all fees, costs, and expenses incurred by Parent and its Subsidiaries in connection with Stock registration filings and issuances, debt modifications, business restructurings (including, without limitation, amendment fees and severance payments), and cash non-operating expenses; provided, however, that the aggregate amount of (a) all cash non-operating expenses shall not exceed $250,000 and (b) all such fees, costs and expenses shall not exceed $1,500,000, in each case of clauses (a) and (b), on a trailing twelve month basis.”

3.12 Schedule 1.1 is hereby further amended by adding the following definition of “Second Amendment” in the proper alphabetical order of such Schedule:

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of October 30, 2009, by and among the Administrative Borrower (on behalf of the Loan Parties), the Lenders signatory thereto and the Agent.”

3.13 Schedule 1.1 is hereby further amended by adding the following definition of “Second Amendment Effective Date” in the proper alphabetical order of such Schedule:

““Second Amendment Effective Date” means October 30, 2009.”

3.14 Schedule 1.1 is hereby further amended by adding the following definition of “Second Amendment Prepayment” in the proper alphabetical order of such Schedule:

““Second Amendment Prepayment” means the prepayment of principal of the Term Loan made as of the Second Amendment Effective Date in an aggregate amount equal to $5,000,000, together with accrued interest on such principal amount being prepaid through the date of such prepayment.”

Section 4. Amendment to Exhibit C-1 (Form of Compliance Certificate) to the Credit Agreement. Exhibit C-1 to the Credit Agreement is hereby amended by inserting the following new item 6 in the proper numerical order of such Exhibit:

“6. Required Availability has exceeded $20,000,000 at all times during the period measured in this Compliance Certificate.”

Section 5. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Second Amendment, Administrative Borrower (on behalf of the Loan Parties) hereby represents and warrants that:

5.01 No Default. At and as of the date of this Second Amendment, and both prior to and after giving effect to this Second Amendment, no Default or Event of Default exists.

5.02 Representations and Warranties True and Correct. At and as of the date of this Second Amendment and at and as of the Second Amendment Effective Date and after giving effect to this Second Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

5.03 Corporate Power, Etc. Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby (on behalf of the Loan Parties) and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Second Amendment (on behalf of the Loan Parties). Administrative Borrower is entering into this Second Amendment (on behalf of the Loan Parties) in accordance with Section 14.1 of the Credit Agreement.

5.04 No Conflict. The execution, delivery and performance by Administrative Borrower (on behalf of the Loan Parties) of this Second Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to Parent or any Borrower, the Governing Documents of Parent or any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Parent or any Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of Parent or any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Parent or any Borrower, other than Permitted Liens, or (d) require any approval of Parent’s or any Borrower’s shareholders or any approval or consent of any Person under any Material Contract of Parent or any Borrower, other than consents and approvals that have been obtained and that are still in force and effect.

5.05 Binding Effect. This Second Amendment, when executed and delivered by Administrative Borrower (on behalf of the Loan Parties) will be the legally valid and binding obligations of Parent and the Borrowers, enforceable against Parent and the Borrowers in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally

Section 6. Conditions. This Second Amendment shall be effective as of October 30, 2009 (the “Second Amendment Effective Date”) upon the fulfillment by Administrative Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 6:

6.01 Execution of the Second Amendment. Each of the required parties hereto shall have executed an original counterpart of this Second Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to Agent.

6.02 Representations and Warranties. As of the Second Amendment Effective Date, the representations and warranties set forth in Section 5 hereof shall be true and correct.

6.03 Compliance with Terms. Administrative Borrower (on behalf of the Loan Parties) shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Administrative Borrower in connection herewith.

6.04 Delivery of Other Documents. Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

6.05 Term Loan Prepayment. Administrative Borrower shall have made the Second Amendment Prepayment (as defined in Section 3.14 of this Second Amendment). The Second Amendment Prepayment shall be applied in accordance with Section 2.4(e) of the Credit Agreement.

6.06 Payment of Amendment Fee. Administrative Borrower shall have paid to Agent, for the pro rata account each Lender that delivers to Agent its executed signature page to this Second Amendment on or prior to October 30, 2009 at 2:00 p.m. (California time), an amendment fee (the “Amendment Fee”) in the aggregate equal to the result of (a) 0.50% times (b) the sum of (i) the aggregate Revolver Commitments and (ii) the aggregate outstanding principal amount of the Term Loan prior to giving effect to the Second Amendment Prepayment. The Amendment Fee shall be non-refundable when paid and is fully earned as of the Second Amendment Effective Date and due and payable on the date hereof.

Section 7. Waiver With Respect to Section 6.5 of the Credit Agreement. Agent hereby waives the requirements of Section 6.5 (Change Name) of the Credit Agreement with respect to the change of the name of China Type Design Limited to Monotype Imaging Hong Kong Limited, provided that, immediately after such name change, Administrative Borrower shall provide the Agent with (i) evidence of such name change (including copies of any related public filings) and (ii) an updated stock certificate and corresponding stock transfer power reflecting such name change.

Section 8. Waiver With Respect to Second Amendment Prepayment. With respect to the Second Amendment Prepayment, Agent hereby waives any requirement that the Borrowers provide prior written notice of such prepayment and any Applicable Prepayment Premium with respect to such prepayment. The waiver provided herein shall not be extended beyond the terms expressly set forth herein, nor shall anything contained herein be deemed to imply any willingness on the part of the Agent to agree to, or otherwise prejudice any rights of the Agent with respect to, any similar waivers that may be requested by the Borrowers.

Section 9. Miscellaneous.

9.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. It is understood and agreed by the parties hereto that this Second Amendment constitutes a Loan Document.

9.02 No Waiver; Reservation of Rights. This Second Amendment is limited as specified and the execution, delivery and effectiveness of this Second Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Second Amendment to the contrary, Agent and the Required Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

9.03 Governing Law. THE VALIDITY OF THIS SECOND AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.04 Severability. The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

9.05 Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Second Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Second Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

9.06 Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Second Amendment.

9.07 Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lenders and Agent and their respective successors and assigns; provided, that the rights and obligations of the Loan Parties under this Second Amendment shall not be assigned or delegated without the prior written consent of Agent.

9.08 Expenses. Loan Parties agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent (who may be employees of Agent), incurred by Agent in connection with the preparation, negotiation and execution of this Second Amendment and any document required to be furnished herewith.

9.09 Integration. This Second Amendment, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MONOTYPE IMAGING INC., as Administrative Borrower, on behalf of the Loan Parties

By:	/s/ Scott E. Landers
Name:	Scott E. Landers
Title:	SVP/CFO

WELLS FARGO FOOTHILL, INC., as Agent

By:	/s/ David Sanchez
Name:	David Sanchez
Title:	V.P.

WELLS FARGO FOOTHILL, LLC., as a Lender

By:	/s/ David Sanchez
Name:	David Sanchez
Title:	V.P.

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ William S. Rowe
Name:	William S. Rowe
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LLC, as a Lender

By: Fortress VRF Advisors I LLC, its investment manager, as agent and attorney-in-fact

By:	/s/ Douglas J. Cardoni
Name:	Douglas J. Cardoni
Title:	Chief Administrative Officer

BERNARD NATIONAL LOAN INVESTORS, LTD., as a Lender

By: Fortress Value Recovery CM LLC, its collateral manager

By:	/s/ Douglas J. Cardoni
Name:	Douglas J. Cardoni
Title:	Chief Administrative Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

BERNARD GLOBAL LOAN INVESTORS, LTD., as a Lender

By:	/s/ Peter Lundin
Name:	Peter Lundin
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CANYON CAPITAL CLO 2006-1 LTD.

By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

By:	/s/ Mitch Julis
Name:	Mitch Julis
Title:	Authorized Signatory

CANYON CAPITAL CLO 2007-1 LTD.

By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

By:	/s/ Mitch Julis
Name:	Mitch Julis
Title:	Authorized Signatory

CANPARTNERS INVESTMENTS IV, L.L.C., in trust

By:	/s/ Mitch Julis
Name:	Mitch Julis
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FORTRESS CREDIT INVESTMENTS I LTD.

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Director

FORTRESS CREDIT INVESTMENTS II LTD.

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Director

FORTRESS CREDIT FUNDING I LP

By: FORTRESS CREDIT FUNDING I GP LLC, its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT FUNDING II LP

By: FORTRESS CREDIT FUNDING II GP LLC, its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

GoldenTree Capital Opportunities, LP
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

GoldenTree Loan Opportunities III, Limited
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GOLUB CAPITAL CP FUNDING LLC

By:	/s/ Gregory Robbins
Name:	Gregory Robbins
Title:	Authorized Signatory

GOLUB CAPITAL MANAGEMENT CLO 2007-1, L.T.D.

By: GOLUB CAPITAL MANAGEMENT LLC, as Collateral Manager,

By:	/s/ Gregory Robbins
Name:	Gregory Robbins
Title:	Authorized Signatory

GOLUB CAPITAL MASTER FUNDING LLC

By:	/s/ Gregory Robbins
Name:	Gregory Robbins
Title:	Authorized Signatory

GOLUB CAPITAL SENIOR LOAN OPPORTUNITY FUND, LTD.

By: GOLUB CAPITAL INCORPORATED, as Collateral Manager,

By:	/s/ Gregory Robbins
Name:	Gregory Robbins
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GOLUB INTERNATIONAL LOAN LTD. I

By: GOLUB CAPITAL INTERNATIONAL MANAGEMENT LLC, as Collateral Manager,

By:	/s/ Gregory Robbins
Name:	Gregory Robbins
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

OTHER LENDERS:

GSCP (NJ), L.P., on behalf of each of the following funds, in its capacity as Collateral Manager:

GSC PARTNERS CDO FUND IV, LIMITED
GSC PARTNERS CDO FUND V, LIMITED
GSC PARTNERS CDO FUND VI, LIMITED
GSC PARTNERS CDO FUND VII, LIMITED
GSC CAPITAL CORP. LOAN FUNDING 2005-1

By:	/s/ Seth Katzenstein
Name:	Seth Katzenstein
Title:	Senior MD

GSC PARTNERS GEMINI FUND LIMITED
By: GSCP (NJ), L.P., as Collateral Manager
By: GSCP (NJ), Inc., its General Partners

By:	/s/ Seth Katzenstein
Name:	Seth Katzenstein
Title:	Senior MD

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GREEN LANE CLO LTD.

By: Guggenheim Investment Management, LLC, as Collateral Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

KENNECOTT FUNDING LTD.

By: Guggenheim Investment Management, LLC, as Collateral Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

SANDS POINT FUNDING LTD.

By: Guggenheim Investment Management, LLC, as Collateral Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]